ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20140362383-92 Filing Date and Time 05/19/2014 6:14 AM Entity Number E0262382014-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: UNICOBE CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: BUSINESS FILINGS INCORPORATED (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75000000 | Par value per share: $ 0.0010 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: ANATOLIY KANEV
Street Address: SERDIKE 17A, AP.37 | City: SOFIA, BGR | State: BG | Zip Code: 1000

2) Name:
Street Address: | City: | State: | Zip Code:

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: ANATOLIY KANEV | X ANATOLIY KANEV (Incorporator Signature)

Address: SERDIKE 17A, AP.37 | City: SOFIA, BGR | State: BG | Zip Code: 1000

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X BUSINESS FILINGS INCORPORATED

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date: 5/19/2014

This form must be accompanied by appropriate fees.